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                                                                   EXHIBIT 10(b)


              EMPLOYMENT, SEPARATION AND GENERAL RELEASE AGREEMENT


This EMPLOYMENT, SEPARATION AND GENERAL RELEASE AGREEMENT ("Agreement"), made effective as of June 10, 2002, pursuant to Michigan law, by and between WILLIAM
T. MCCORMICK, JR., (the "Executive"), an individual, and CMS ENERGY CORPORATION (the "Company"), a Michigan corporation, is a resignation agreement which includes a general release of claims.

WHEREAS, the Executive has offered to resign from employment with the Company and from the Company's Board of Directors, to provide consultative services to the Company, to cooperate with the Company in investigations and lawsuits, to not compete with the Company and to release any and all claims which the Executive may have against the Company in return for the benefits and other consideration contained in this Agreement.

NOW THEREFORE, in consideration of the covenants undertaken and the releases contained in this Agreement, the Executive and the Company agree as follows:

1.   RESIGNATION OF OFFICER AND DIRECTOR STATUS

The Executive shall voluntarily resign effective June 10, 2002 as an officer and director of the Company, of any subsidiary of the Company and of any other company or partnership in which the Company or its subsidiary has an interest by submitting a letter of resignation to the Secretary of the Company.

2.   VOLUNTARY RESIGNATION FROM EMPLOYMENT

The Executive shall voluntarily resign from employment with the Company effective June 1, 2004, by executing and submitting a letter of resignation to the Secretary of the Company.

3.   CONTINUED EMPLOYMENT, COMPENSATION AND BENEFITS

The Executive shall continue to be employed with the Company in a consultant capacity until June 1, 2004, at the Executive's existing salary of $1,110,000.00 per year, less state, federal, FICA and other applicable withholding and authorized deductions. Executive's remaining salary from June 1 to December 31 for the year 2002 shall be paid in full, along with his standard bonus of 80% of salary or $888,000.00, upon the effective date of this Agreement. Executive's salary for the full year 2003 shall be paid in full on January 2, 2003 along with an additional bonus of $888,000.00. Executive's salary from January 1, 2004 to June 1, 2004 shall be paid in full on January 2, 2004. Until June 1, 2004, Executive shall receive all benefits set forth on Schedule 1, hereto, to the extent they are offered to any employees of the Company. In addition, the Company shall continue to insure Executive until June 1, 2004 under the existing terms of his $1,000,000.00 supplemental life insurance policy. Except as otherwise set forth in this section, the Executive shall receive no other salary or salary increases from the Company. In the event that Executive dies prior to January 3, 2004, all remaining salary and bonus payments payable under this paragraph shall be paid to Executive's estate under the terms of this paragraph.

Until June 1, 2004, the Company may require Executive to perform duties for the Company or one of its subsidiaries or affiliates within the Executive's area of expertise as the Company deems appropriate not to exceed 100 hours per calendar quarter. Such duties shall include but shall not be limited to assisting the Company in defending litigation and any other claims brought against the Company. Executive shall make himself available at all reasonable times to perform these duties as requested by the Company from time to time. In order to assist Executive in performing these duties, the Company shall provide Executive with an office and secretarial support until June 1, 2004.





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For purposes of calculating the Executive's pension benefit, the pension payments shall be calculated with no actuarial reduction for age as if the Executive retired at age 62.

As of the date of this Agreement, Executive shall not be awarded any new stock awards of any kind or option grants under the CMS Energy Corporation Performance Incentive Stock Plan ("the Stock Plan"). The Company shall allow all awards of restricted common stock, however, to vest according to Section 7.2(h) of the Stock Plan. The Company shall further allow Executive to exercise any options he currently has under the Stock Plan for 3 years after his retirement (until June 1, 2007).

4.   CONFIDENTIAL MATERIALS AND INFORMATION

On or before June 1, 2004, the Executive shall return to the Company, and at all times prior thereto promises not to take or copy in any form or manner, any confidential materials or information. The Executive acknowledges that by reason of the Executive's position with the Company the Executive has been given access to confidential materials or information respecting the Company's business affairs. The Executive represents that the Executive has held all such information confidential and will continue to do so, and that the Executive will not use such information for any business (which term herein includes a partnership, firm, corporation or any other entity) without the prior written consent of the Company. "Confidential materials or information" includes, by way of example and not limitation, notes, letters, internal Company memoranda, records, reports, recordings, records of conversations and other information concerning the Company's business affairs which the Executive obtained by virtue of the Executive's position with the Company and which was not disseminated to the public during the term of the Executive's employment. Executive further agrees not to testify or act in any capacity as a paid or unpaid expert witness, advisor or consultant on behalf of any person, individual, partnership, firm, corporation or any other person or entity that has or may have any claim, demand, action, suit, cause of action, or judgment against Employer.

5.   NO ADMISSION OF LIABILITY

The consideration advanced herein by the Company is in full settlement of all possible claims by the Executive and does not constitute an admission of liability by the Company. The consideration has been advanced as a compromise to avoid expense and terminate any potential controversy. The covenants undertaken by the Executive do not constitute an admission of liability by the Executive.

6.   GENERAL RELEASE AND DISCHARGE BY EXECUTIVE

In consideration for the continued employment and other consideration (described in paragraph 3 above), the Executive on his own behalf, and his descendants, ancestors, dependents, heirs, executors, administrators, assigns, and successors, and each of the, hereby covenants not to sue and fully releases and discharges the Company, and its parent subsidiaries and affiliates, past and present, and each of them as well as its and their trustees, directors, officers, agents, attorneys, insurers, Executives, stockholders, representatives, assigns, and successors, past and present, and each of them hereinafter together and collectively referred to as "releasees", with the respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which the Executive now owns or holds or has at any time heretofore owned or held as against said releasees, arising out of or in any way connected with the Executive's employment relationship with the Company, or the Executive's voluntary resignation from employment or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said releasees, or any of them committed or omitted prior to the date of this Agreement, including but not limited to, claims based





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on any express or implied contract of employment which may have been alleged to exist between the Company and the Executive, Title VII of the Civil Rights Act of 1964, 42 USC Section 2000e, et seq, as amended, the Civil Rights Act of 1991, P.L. 102-166, the Elliott-Larsen Civil Rights Act, MCLA Section 37.2101, et seq, the Rehabilitation Act of 1973, 29 USC 701, et seq, as amended, the Americans with Disabilities Act of 1990, 42 USC 12206, et seq, as amended, or the Michigan Persons With Disabilities Civil Rights Act, MCLA Section 37.1101, et seq, as amended, or any other federal, state or local law, rule, regulation, ordinance or common law, and claims for severance pay, sick leave, holiday pay, and any other fringe benefit of the Company except rights, if any, under the group insurance plans, pension plan, savings plan or the Executive stock Ownership plan.

7.   RELEASE OF AGE DISCRIMINATION CLAIMS BY EXECUTIVE

In consideration for the continued employment and other consideration (described in paragraph 3 above), the Company and the Executive further agree that this Agreement releases and discharges the Company from each, every and all liability to the Executive for any damage to person or property whatsoever, whether now known or unknown, apparent or not yet discovered, foreseen or unforeseen, developed or undeveloped, resulting or to result from claims of age discrimination occurring prior to the date of this Agreement under the Age Discrimination in Employment Act of 1967, 29 USC Section 621, et seq, as amended by the Older Workers Benefit Protection Act of 1990. The Executive specifically acknowledges for purposes of this provision that: (1) the Executive has been advised by the Company to consult with an attorney prior to signing this release under the Age Discrimination in Employment Act, as amended; (2) the Executive has been given 21 days to consider the release; and (3) the Executive may revoke this Agreement with 7 days of signing this Agreement. In the event of such a revocation, the Executive will repay to the Company all funds received under this Agreement. Such a revocation, to be effective, must be in writing and either (i) postmarked within 7 days of execution of this Agreement and addressed to the attention of Rodger A. Kershner, CMS Energy Corporation, at 330 Town Center Drive, Suite 1000, Dearborn, Michigan 48126, or (ii) hand delivered to Rodger A. Kershner within 7 days of execution of this Agreement. Employee understands that if revocation is made by mail, mailing by certified mail, return receipt requested, is recommended to show proof of mailing. IF EMPLOYEE SIGNS THIS AGREEMENT PRIOR TO THE END OF THE 21 DAY TIME PERIOD, EMPLOYEE CERTIFIES THAT THE EMPLOYEE KNOWINGLY AND VOLUNTARILY DECIDED TO SIGN THE AGREEMENT AFTER CONSIDERING IT LESS THAN 21 DAYS AND HIS OR HER DECISION TO DO SO WAS NOT INDUCED BY THE COMPANY THROUGH FRAUD, MISREPRESENTATION, A THREAT TO WITHDRAW OR ALTER THE OFFER PRIOR TO THE EXPIRATION OF THE 21 DAY TIME PERIOD. The release provided for in this paragraph 7 shall not be effective or enforceable until after the revocation period has passed.



8.   NONCOMPETITION

From the date of this Agreement until the date of resignation under this Agreement, Executive agrees that he shall not without the express, written consent of the Company, which consent shall not be unreasonably withheld, directly or indirectly, provide consultative service, with or without pay, own, manage, control, participate in or otherwise work for another Energy Company that is in competition with CMS Energy. For purposes of this provision "another Energy Company" shall mean any business enterprise engaged in any line of business in which the Company in engaged or is planning to engage, whether or not such line of business in which the Company is engaged or is planning to engage, whether or not such line of business is material to the Company on the date hereof. For purposes of this paragraph, it is understood that withholding of the Company's consent will not be unreasonable if in the good faith determination of the Company the granting of such consent would be detrimental to its best interests.





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Executive further agrees that, for a period of one (1) year following the date of resignation under this Agreement, Executive will not, directly or indirectly, without the prior written consent of the Company, provide consultative service, with or without pay, own, manage, operate, join, control, participate in or be connected as a stockholder, partner, or otherwise, in any place in which the Company has stated it has a strategic interest, on energy-related projects or businesses in which the Company has expressed an interest.

It is further agreed that the Executive will not induce or attempt to induce, or aid any other party, person or entity in inducing or attempting to induce, an Executive at any time to terminate his or her employment with the Company.

It is further expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Executive from competing with the Company or any subsidiary or affiliate of the Company.

9.   EXPENSES
Executive shall be reimbursed for all reasonable business expenses of the kind that are customarily reimbursed by the Company to its officers, incurred by him in connection with the cooperation to provided under Section 17 of this Agreement, to the extent requested by the Company, or in connection with any other matter at the Company's request.

10.  SEVERABILITY OF INVALID PROVISIONS

If any provision of this Agreement is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

11.  FULL UNDERSTANDING AND VOLUNTARY ACCEPTANCE

In entering this Agreement, the Company and the Executive represent that they had the opportunity to consult with attorneys of their own choice, that the Company and the Executive have read the terms of this Agreement and that those terms are fully understood and voluntarily accepted by them. The parties further represent that this Agreement contains the entire Agreement between the parties and that neither party has made any promise, inducement or agreement not herein expressed.

12.  DISCLOSURE TO STATE OR FEDERAL AGENCIES OR COURTS

Nothing in this Agreement is to be construed as prohibiting the Executive from freely providing any information to a State or Federal Agency or Court when requested or required to do so by such Agency or Court or when otherwise permitted by law to provide such information.

13.  LITIGATION

In the event of litigation or other proceeding ("litigation") by the Executive against the Company in matters that have been released under this Agreement, the Executive agrees to repay the Company the consideration advanced under paragraph 3 above, prior to the commencement of litigation, and, except as provided in subparagraph 14(g) below, to pay to the Company all costs and expenses of defending against the litigation incurred by the Company or those associated with the Company, including reasonable attorneys' fees.





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14.  ARBITRATION

The parties agree that any disputes between them relating to the formation, breach, interpretation and application of this Agreement and not settled by the Parties shall be submitted to arbitration.

(a) Arbitration proceedings shall be conducted in Dearborn, Michigan on at least ten (10) Business Days' written notice to the Parties. Such proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (except as may be specified otherwise herein).

(b) There shall be only one arbitrator, having knowledge and experience with employment law. If the parties cannot agree upon the arbitrator, each party shall select a representative qualified to be the arbitrator, and the two representatives shall select the arbitrator. If either Party fails to select a representative, the other Party may seek to have the Federal District Judge having the highest authority in the Federal District in which Dearborn, Michigan is situated to appoint a person meeting the qualification requirements specified herein to serve as the arbitrator. If the judge with the highest seniority does not immediately appoint someone, the Party may make such request of the next senior judge(s) (in descending order of authority) until a qualified arbitrator is appointed.

(c) Each Party shall be entitled to reasonable discovery through requests for admission, requests for production of documents and by depositions of not more than 10 individuals, and by no other means; and discovery procedures shall be utilized only for the discovery of relevant admissible evidence or information reasonably calculated to lead to the discovery of relevant admissible evidence, and shall not place an undue burden on the Party from whom discovery is sought.

(d) All discovery shall be completed, and the arbitration hearing shall commence within 90 days after appointment of the arbitrator; and absent a finding by the arbitrator of exceptional circumstances, the hearing shall be completed and an award setting forth the findings and reasoning for the arbitrator's decision, shall be rendered within 60 days after the conclusion of the hearing.

(e) The arbitrator shall not have authority to fashion a remedy that includes consequential, exemplary or punitive damages of any type whatsoever, and the arbitrator is hereby prohibited from awarding injunctive relief of any kind, whether mandatory or prohibitory.

(f) The award shall be final and binding on all parties and shall not be subject to court review. However, it may be enforced in any court of competent jurisdiction.

(g) The costs of the arbitration proceeding, which shall include the arbitrator's bill for services in connection with the arbitration proceeding, will be apportioned equally between the parties and each party shall pay its own attorney fees, experts' fees and any other expenses incurred in connection with the preparation for or conduct of the proceeding.

16.  CLUB MEMBERSHIPS

As of the effective date of this Agreement, the Company shall cease to fund Executive's membership to the Point `O Woods ______ in South Haven, Michigan. Until December 31, 2003, Executive shall continue to enjoy his Company-paid memberships to the Detroit Athletic Club in Detroit, Michigan and the T P C in Dearborn, Michigan.




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17.  COOPERATION WITH COMPANY ON INVESTIGATIONS AND LAWSUITS

In consideration for the continued employment and other consideration (described in paragraph 3 above), Executive agrees to fully cooperate with the Company in the existing investigations by the Securities Exchange Commission and the Commodity Futures Trading Commission and any other inquiry, request, investigation or proceeding by or from any other federal or state, governmental or regulatory body, including without limitation the Federal Energy Regulatory Commission, that may arise as a result of the operations or business of CMS Marketing Services and Trading Company and any lawsuit, shareholder or otherwise, related to the subject matter of the above-referenced investigations, inquiries, requests or proceedings. Expenses incurred in complying with this Section shall be reimbursed in accordance with the terms of Section 9 of this Agreement.

18.  INDEMNIFICATION

The Company shall cause the Executive to be insured under its Directors and Officers Liability Insurance policy, if any, until June 1, 2004 and for a period of not less than five years thereafter. In addition, the Company shall indemnify, to the extent permitted by applicable law, the Executive for settlements, judgments and reasonable expenses in connection with activities arising from services rendered by the Executive as a Director or Officer of the Company or any affiliated company and shall, to the extent permitted by law, advance to the Executive all reasonable costs and expenses in defense of any claim or cause of action arising out of or pertaining to the Executive's employment with the Company.

19.  TERMINATION OF EMPLOYMENT AGREEMENT

That certain Employment Agreement between Executive and the Company, dated December 7, 1999 (sometimes referred to as the "Change of Control Agreement") is hereby terminated, cancelled and of no further force or effect.

20.  SUCCESSORS AND ASSIGNS

This Agreement shall inure to the benefit of and be binding upon the parties here to and their respective successors and assigns.

Signed on this          4th                 day of      June           , 2002.
              ------------------------------      ---------------------



EXECUTIVE



/s/ William T. McCormick, Jr.
----------------------------------
William T. McCormick, Jr.


CMS ENERGY CORPORATION

By:  /s/ Kenneth Whipple
     --------------------------------------------
     Kenneth Whipple
     Chairman and CEO





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Attest:

By:   /s/ Rodger A. Kershner
   ------------------------------------
      Rodger A. Kershner
      Secretary


The Company shall cash out Employee's CMS Energy Restricted Common Shares at eighty percent of the closing price of the stock on either the day Employee provides notice of resignation or on the employee's effective date of resignation. The Employee shall elect the date he prefers when he provides notice of resignation.]





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SCHEDULE I


- Group Health Care Plan for Active and Retired Employees of Consumers Energy Company and Other CMS Energy Companies

- Retired Employees Group Term Life Insurance Plan of Consumers Energy Company and Other CMS Energy Companies

- Group Term Life Insurance Plan for Salaried Employees of Consumers Energy Company and Other CMS Energy Companies

- Dependents Group Term Life Insurance Plan for Executive, Administrative and Professional Employees, Salaried Employees-Weekly and Operating, Maintenance and Construction employees of Consumers Energy Company and Affiliated Companies

- Travel Accident Insurance Plan for Employees of CMS Energy Corporation and Subsidiary Companies

- Group 24-Hour Accident Insurance Plan for Salaried Employees of Consumers Energy Company and Other CMS Energy Companies

- FlexFund Plan for Health Care Expenses and Dependent Care Expenses Reimbursement for Active Employees of Consumers Energy Company and Other CMS Energy Companies

-        Educational Assistance Program

-        CMS Energy Officer Long Term Disability Program

- Pension Plan for Employees of Consumers Energy Company and Other CMS Energy Companies

- Employees' Savings and Incentive Plan for Employees of Consumers Energy Company and Other CMS Energy Companies

- Employee Stock Ownership Plan for Employees of Consumers Energy Company and Other CMS Energy Companies

-        CMS Energy Corporation Stock Purchase Plan

- Supplemental Executive Retirement Plan for Employees of CMS Energy/Consumers Energy Company

-        Executive Salary Deferral Program

-        CMS Deferred Salary Savings Plan

-        Financial Planning Reimbursement Program

-        Physical Examination Reimbursement Program

-        Short-Term Disability Program





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